                      CONSENT OF INDEPENDENT ACCOUNTANTS

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement of Pegasus Communications Corporation on Form S-1 (File No. 333-18739) of our report dated April 26, 1996, except for Note 9 as to which the date is October 8, 1996, on the DBS Operations of Harron Communications Corp. appearing in this Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus.





/s/  Deloitte & Touche LLP
---------------------------
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania


January 17, 1997